WAYNE SAVINGS BANCSHARES, INC. DECLARES QUARTERLY DIVIDEND	Exhibit 99 NASDAQ SYMBOL: WAYN RELEASE DATE: March 28, 2005 CONTACT PERSON: CHARLES F. FINN CHAIRMAN AND CEO MICHAEL C. ANDERSON EVP/CFO (330) 264-5767

FOR IMMEDIATE RELEASE

        WOOSTER, OHIO- The Board of Directors of Wayne Savings Bancshares, Inc., (NASDAQ: WAYN), the stock holding company parent of Wayne Savings Community Bank of Wooster, Ohio, has declared a cash dividend of $.12 per share on the Company’s common stock for the quarter ending March 31, 2005. This represents an annualized dividend of $.48 per share. The quarterly cash dividend will be paid on April 19, 2005 to stockholders of record as of April 5, 2005.

        At December 31, 2004, Wayne Savings Bancshares, Inc., had total assets of $391.4 million, total deposits of $321.6 million and stockholders’ equity of $41.1 million, resulting in a capital-to-assets ratio of 10.5%. Established in 1899, Wayne Savings Community Bank, the wholly-owned subsidiary of Wayne Savings Bancshares, Inc., has eleven full-service banking locations in Wayne, Holmes, Ashland, Medina, and Stark counties, Ohio.

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